Exhibit 5
                                                                  Exhibit 23.1




                                                       February 9, 2000

Protection One, Inc.
600 Corporate Pointe, 12th Floor
Culver City, California  90230
Dear Sirs:

     As Vice President, Legal Services of Protection One, Inc. (the "Company"), and in connection with the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement") for the purpose of registering 4,200,000 shares of common stock, par value $.01 of the Company (the "Common Stock") to be issued under the Protection One, Inc. 1997 Long Term Incentive Plan (the "Plan"), I have examined the Restated Articles of Incorporation and Bylaws of the Company, the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of my opinion expressed herein.

     Based upon and subject to the foregoing, it is my opinion that: (1) the issuance of the Common Stock has been duly authorized; (2) the Common Stock, when issued, delivered and paid for in accordance with the terms of the Plan and options granted in accordance with the terms thereof, will be legally issued, validly outstanding, fully paid, and non assessable; and (3) the holders thereof will be entitled to the rights and privileges appertaining thereto, as set forth in the Company's Restated Articles of Incorporation, as amended.

     I hereby consent to the filing of a copy of this opinion as an exhibit to said Registration Statement. I also consent to the use of my name and the making of the statements with respect to myself in the Registration Statement constituting a part thereof.

                                                  Very truly yours,



                                                  /S/ RENEE T. KINGSLEY
                                                  Renee T. Kingsley
                                                  Vice President, Legal
                                                  Services